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[LOGO] PHOENIX(R)               Phoenix Life Insurance Company ("Phoenix" or the "Company")               Life Insurance Application
                                One American Row
                                PO Box 5056
                                Hartford CT 06102-5056
                                (COLI Administration H-G)

Please print or type the following information, indicate your consent and then sign and date this form.
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Print Name as it is to appear on policy (First,    Sex           Birthdate (Month, Day, Year)    Taxpayer Identification Number/SSN
Middle, Last)
                                                   [_] Male
                                                   [_] Female

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Section I - Employer-Owned Life Insurance Notice and Consent
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Check one of the following

[_] Yes   I understand that, with respect to this application for life insurance:

               (a)  My employer intends to purchase a life insurance contract insuring my life;

               (b)  The maximum face amount at issue for which my life could be insured is $ ________________;

               (c)  The insurance coverage may continue to remain in force in the event of termination of my employment with this employer; and

               (d)  Unless indicated to the contrary on this application, the named beneficiary of the life insurance policy proceeds on death will be my employer.

          If Yes, complete Sections II, III and IV.

[_] No    I do not consent to have insurance purchased on my life.

          If No, skip Sections II and III, and sign and date in Section IV.

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Section II - Actively-At-Work
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Check one of the following

[_] Yes, I am ACTIVELY-AT-WORK* If Yes, provide the ZIP Code for your primary work location. ZIP Code ___________

[_] No, I am not ACTIVELY-AT-WORK*

*ACTIVELY-AT-WORK is defined as: Performing all normal duties of the position on a full-time basis for not less than 30 hours per week and not absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for. The Company, as defined above, reserves the right to request recertification of the above information for deaths occurring within two years of the application date or any increase thereafter and to contest any claim during that period.

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Section III - Smoking Status
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     Have you smoked cigarettes in the past 12 months?

          [_]  Yes, I have smoked cigarettes in the past 12 months

          [_]  No, I have not smoked cigarettes in the past 12 months

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Additional Comments
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It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance.
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Section IV - Signature
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Proposed Insured's Signature                                                                            Date

[X]
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Witness Signature                                                                                       Date

[X]
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OL4328ME                                                                   8-08